Exhibit 23.0

                       CONSENT OF CLIFTON D. BODIFORD, CPA






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


         I consent to the incorporation by reference in the Registration Statements Nos. 333-68214, 333-56816 and 333- 43174 on Form S-8 of DutchFork Bancshares, Inc. of our report dated October 31, 2002 relating to the consolidated balance sheets of DutchFork Bancshares, Inc. as of September 30, 2002 and 2001, and the related consolidated statements of income, comprehensive operations, changes in stockholders' equity and cash flows for the years then ended.




                                                   /s/ Clifton D. Bodiford, CPA
                                                   -----------------------------
                                                   Clifton D. Bodiford, CPA



Columbia, South Carolina
December 26, 2002